Exh 10-a

THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "1933 ACT"), NOR REGISTERED UNDER ANY STATE SECURITIES LAW, AND ARE "RESTRICTED SECURITIES" AS THAT TERM IS DEFINED IN RULE 144 UNDER THE 1933 ACT. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE ISSUER.

                  AGREEMENT FOR THE EXCHANGE OF COMMON STOCK

     AGREEMENT made this 13th day of July 2005, by and between Creative Vending Corp., a Florida corporation (the "ISSUER"), and TetriDyn Solutions, Inc., an Idaho corporation ("TSI").

     In consideration of the mutual promises, covenants, and representations contained herein, and other good and valuable consideration,

     THE PARTIES HERETO AGREE AS FOLLOWS:

     1.  EXCHANGE OF SECURITIES.

         i. Plan of Exchange, Effectiveness. ISSUER and TSI hereby enter into this plan of share exchange under which all of the issued and outstanding capital stock of TSI shall be exchanged for newly-issued shares of common stock of ISSUER in accordance with the terms and conditions of this Agreement. Such exchange shall be effective (the "Effective Time") at 12:01 A.M. on the date of Closing.

         ii. Terms and Conditions of Share Exchange. By virtue of the share exchange and without any action on the part of ISSUER, TSI, or their respective shareholders, all of the shares of TSI issued and outstanding immediately preceding the Effective Time shall be converted into the right to receive an aggregate of 18,000,000 shares (subject to adjustment to provide for rounding of fractional shares as provided below), after giving effect, immediately preceding the Effective Time, to::

         (a) The sale of up to 1,000,000 additional shares of TSI Series B Preferred Stock;

         (b) The exercise of all issued and outstanding options to purchase TSI common stock; and

         (c) The conversion to TSI common stock of each share of TSI Series A Preferred Stock and TSI Series B Preferred Stock issued and outstanding immediately prior to the Effective Time.

The product resulting from the division of 18,000,000 by the number of shares of TSI common stock issued and outstanding after the foregoing sales and
conversions shall be the "Conversion Ratio."   If in the foregoing exchange
and conversion, any single shareholder of record would be entitled to receive a fractional share of ISSUER, any such fraction equal to or greater than one-half shall be rounded up to the nearest whole share, and any fraction less than one-half shall be rounded down to the nearest whole share.

         iii. TSI Stock after the Closing. All shares of TSI common stock, TSI Series A Preferred Stock, and TSI Series B Preferred Stock shall cease to be outstanding at and as of the Effective Time and shall automatically be canceled and retired, and each certificate previously evidencing TSI common stock, TSI Series A Preferred Stock, and TSI Series B Preferred Stock immediately prior to the Effective Time (the "Converted Shares" or "Converted Share Certificates" as the case may be) shall thereafter represent the right to receive that number of shares of ISSUER, determined pursuant to Section ii above. The holders of such Converted Share Certificates shall cease to have any rights respecting such Converted Shares except as otherwise provided herein or by law.

     2. REPRESENTATIONS AND WARRANTIES. ISSUER represents, warrants, and covenants to TSI the following:

         i. Organization. ISSUER is a corporation duly organized, validly existing, and in good standing under the laws of Florida, and has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Florida. All actions taken by the incorporators, directors, and shareholders of ISSUER have been valid and in accordance with the laws of the State of Florida.

         ii. Capital. The authorized capital stock of ISSUER consists of 200,000,000 shares of common stock, of which 2,009,350 are issued and outstanding and 1,000,000 shares of preferred stock, none of which are issued. All outstanding shares are fully paid and nonassessable, free of liens, encumbrances, options, restrictions, and legal or equitable rights of others not a party to this Agreement. At Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating ISSUER to issue or to transfer from treasury any additional shares of its capital stock. None of the outstanding shares of ISSUER are subject to any stock restriction agreements. All of the shareholders of ISSUER have valid title to such shares and acquired their shares in a lawful transaction and in accordance with the laws of Florida.

         iii. Financial Statements. Exhibit B to this Agreement includes the balance sheet of ISSUER as of December 31, 2004, and the related statements of income and retained earnings for the period then ended. The financial statements have been prepared in accordance with generally accepted accounting principles consistently followed by ISSUER throughout the periods indicated, and fairly present the financial position of ISSUER as of the date of the balance sheet in the financial statements, and the results of its operations for the periods indicated.

         iv. Absence of Changes. Since the date of the financial state-ments, there has not been any change in the financial condition or operations of ISSUER, except changes in the ordinary course of business, which changes have not in the aggregate been materially adverse.

         v. Liabilities. ISSUER does not have any debt, liability, or obligation of any nature, whether accrued, absolute, contingent, or otherwise, and whether due or to become due, that is not reflected on the ISSUER'S financial statement. ISSUER is not aware of any pending, threatened, or asserted claims, lawsuits, or contingencies involving ISSUER or its common stock. There is no dispute of any kind between ISSUER and any third party, and no such dispute will exist at the Closing of this Agreement. At Closing, ISSUER will be free from any and all liabilities, liens, claims, and/or commitments.

         vi. Ability to Carry Out Obligations. ISSUER has the right, power, and authority to enter into and perform its obligations under this Agreement. The execution and delivery of this Agreement by ISSUER and the performance by ISSUER of its obligations hereunder will not cause, constitute, conflict with, or result in (a) any breach or violation of any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which ISSUER or its shareholders are a party, or by which they may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause ISSUER to be liable to any party, or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of ISSUER or the acquisition of the securities of ISSUER by the individuals listed in Exhibit A attached hereto (the "shareholders").

         vii. Full Disclosure. None of representations and warranties made by the ISSUER, or in any certificate or memorandum furnished or to be furnished by the ISSUER, contains or will contain any untrue statement of a material fact, or omit any material fact the omission of which would be misleading.

         viii. Contract and Leases. ISSUER is not currently carrying on any business and is not a party to any contract, agreement, or lease. No person holds a power of attorney from ISSUER.

         ix. Compliance with Laws. ISSUER has complied with, and is not in violation of, any federal, state, or local statute, law, and/or regulation pertaining to ISSUER. ISSUER has complied with all federal and state securities laws in connection with the issuance, sale, and distribution of its securities.

         x. Litigation. ISSUER is not a party to any suit, action, arbitration, or legal, administrative, or other proceeding, or pending governmental investigation. To the best knowledge of the ISSUER, there is no basis for any such action or proceeding and no such action or proceeding is threatened against ISSUER and ISSUER is not subject to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

         xi. Conduct of Business. Prior to the Closing, ISSUER shall conduct its business in the normal course, and shall not (a) sell, pledge, or assign any assets (b) amend its Articles of Incorporation or Bylaws,
(c) declare dividends, redeem or sell stock or other securities, (d) incur any liabilities, (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party, or (f) enter into any other transaction.

         xii. Corporate Documents. Copies of each of the following documents, which are true, complete, and correct in all material respects, will be attached to and made a part of this Agreement:

         (a)     Articles of Incorporation;
         (b)     Bylaws;
         (c)     Minutes of Shareholders Meetings;
         (d)     Minutes of Directors Meetings;
         (e)     List of Officers and Directors;
         (f)     Balance Sheet as of December 31, 2004, together with other financial statements described in Section 2(iii);
         (g)     Stock register and stock records of ISSUER and a current,
                 accurate list of ISSUER's shareholders.

         xiii. Documents. All minutes, consents, or other documents pertaining to ISSUER to be delivered at Closing shall be valid and in accordance with the laws of Florida.

         xiv. Title. The shares to be issued to TSI will be, at Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances, and restrictions of any kind. None of such shares is or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such shares, except as provided in this Agreement, and the ISSUER is not a party to any agreement which offers or grants to any person the right to purchase or acquire any of the securities to be issued to TSI. There is no applicable local, state, or federal law, rule, regulation, or decree which would, as a result of the issuance of the shares to TSI impair, restrict, or delay TSI'S voting rights with respect to the shares.

         xv. SEC Reports. Subject to receiving funding from TSI as provided below, ISSUER shall promptly file such periodic reports as shall be required to bring ISSUER into full compliance with its reporting obligations under the Securities Exchange Act of 1934.

     3.  TSI represents, warrants, and covenants to ISSUER the following:

         i. Organization. TSI is a corporation duly organized, validly existing, and in good standing under the laws of Idaho, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in Idaho. All actions taken by the incorporators, directors, and shareholders of TSI have been valid and in accordance with the laws of Idaho.

         ii. Shareholders. Exhibit A annexed hereto sets forth the capitalization of TSI as of the date hereof and as expected to be as of the Closing. TSI will deliver prior to Closing a list of TSI's shareholders as of the Closing, among whom the shares will be distributed.

         iii. Listing Stock for Trading. TSI is presently continuing the offer and sale of Series B Preferred Stock to provide funds for costs incurred in connection with the transaction contemplated by this Agreement and for continuing operations both before and after the Closing. Prior to Closing, TSI will provide such funds, not to exceed $40,000, and assistance as is necessary to permit ISSUER and TSI to complete audited consolidated financial statements and all filings including 10-K, 10-Q, 8-K and other documents necessary to be in compliance with SEC reporting requirements. Promptly after the Closing, TSI shall also take all steps reasonably necessary to get the ISSUER's common stock listed for trading in NASD Automated Bulletin Board and to, as soon as practicably possible, have the company listed with Standard and Poors or Moodys in their Accelerated Corporate Report.

         iv. Counsel. TSI represents and warrants that prior to Closing, it has been represented by independent counsel or has had the opportunity to retain independent counsel to represent it in this transaction.

         v. Consents. TSI represents and warrants that on or before the Closing, this Agreement and the transactions contemplated hereby will have been approved in the manner required by TSI's Articles of Incorporation and applicable law by the holders of the required majority of the shareholders of TSI.

         vi. No reverse stock splits. Shareholders and TSI shall not effect a reverse split of its common stock or any S-8 filings for a period of three years from the date of this Agreement.

     4. INVESTMENT INTENT. TSI agrees that the shares being issued pursuant to this Agreement may be sold, pledged, assigned, hypothecated, or otherwise transferred, with or without consideration (a "Transfer"), only pursuant to an effective registration statement under the 1933 Act, or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of ISSUER. TSI agrees, prior to any Transfer, to give written notice to ISSUER expressing its desire to effect the Transfer and describing the proposed Transfer.

     5. CLOSING. The Closing of this Agreement will occur on the date which is 10 days (or the business day succeeding the 10th day) after each of the following conditions have been satisfied:

         i. the ISSUER has been brought into full compliance with its reporting obligations under the Securities Exchange Act of 1934 and

         ii. TSI shall obtain shareholder approval of this Agreement as provided above; and

         iii.    all the other conditions to Closing have been satisfied.

In the event that the Closing does not occur within 60 days after the date of this Agreement, this Agreement will terminate and have no further force or effect, and each party shall bear its own costs.

     6.  DOCUMENTS TO BE DELIVERED AT CLOSING.

         i.      By the ISSUER

        (a) Board of Directors' Minutes authorizing the issuance of a certificate or certificates for 18,000,000 shares, registered in the names of the shareholders equal to their pro-rata holdings in TSI;

        (b)      the resignation of all officers of ISSUER;

        (c) a Board of Directors' resolution appointing such person as shareholders designate as a director(s) of ISSUER;

        (d) the resignation of all the directors of ISSUER, except that of shareholders' designee, dated subsequent to the resolution described in (c) above;

        (e) all of the business and corporate records of ISSUER, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements, and contracts;

        (f) such other minutes of ISSUER's shareholders or directors as may reasonably be required by TSI; and

        (g) Certificate of Good Standing for ISSUER from Florida Secretary of State.

         ii.     By TSI:

        (a) delivery of a certified copy of resolutions evidencing approval of this Agreement and the transactions herein contemplated by its shareholders

        (b) delivery of audit balance sheet of TSI as of December 31, 2004, and audited statements of operations, cash flows, and stockholders' equity for the years ended December 31, 2004 and 2003, with a report thereon by a registered public accounting firm, together with unaudited interim financial statements as of and for the quarter and year to date then ended, with comparative information as of and for the corresponding date and period in the preceding fiscal year; and

        (c) Certificate of Good Standing for TSI from Idaho Secretary of State.

     7. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Florida. Venue for any litigation between the parties hereto with respect to the subject matter hereof shall be proper only in Palm Beach County
Florida.   The prevailing party in any such litigation shall be entitled to reimbursement of its costs and reasonable attorney's fees incurred in connection with such litigation in addition to any other relief to which it may be granted.

     8.  MISCELLANEOUS.

         i. Captions and Headings. The section and paragraph headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

         ii. No Oral Change. This Agreement and any provision hereof may not be waived, changed, modified, or discharged orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, or discharge is sought.

         iii. Non Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the party against whom such waiver is charged; and (a) the failure of any party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure, and (c) no waiver by any party of one breach by another party shall be construed as a waiver with respect to any other or subsequent breach.

         iv. Time of Essence. Time is of the essence of this Agreement and of each and every provision hereof.

         v. Entire Agreement. This Agreement contains the entire Agreement and understanding between the parties hereto and supersedes all prior agreements and understandings.

         vi. Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         vii. Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, and by fax, as follows:

         ISSUER:       Dale B. Finfrock Jr.
                       P.O. Box 669
                       Palm Beach, FL  33480

         TSI:          David Hempstead
                       TetriDyn Solutions, Inc.
                       1651 Alvin Ricken Drive
                       Pocatello, Idaho  83201-2726

         viii. Management. At the Closing, the Board of Directors of ISSUER shall act so as to increase the number of members of the Board of Directors to three and to elect the incumbent directors of TSI to serve as members of the Board of Directors of ISSUER.


     IN WITNESS WHEREOF, the undersigned has executed this Agreement this 13th
day of  July,            2005.

Creative Vending Corp.                 TetriDyn Solutions, Inc.


By: /s/ Dale B. Finfrock, Jr.          By: /s/ David Hempstead
--------------------------------       --------------------------
Dale B. Finfrock, Jr., President       David Hempstead, President

                                  EXHIBIT A

                  SHAREHOLDERS OF TETRIDYN SOLUTIONS, INC.

        Existing Shares of TSI                  New Shares To Be Issued

        ----------------------                  -----------------------


        ----------------------                  -----------------------


        ----------------------                  -----------------------


        ----------------------                  -----------------------


        ----------------------                  -----------------------


        ----------------------                  -----------------------

                                  EXHIBIT B

                            Creative Vending Corp.


                                Balance Sheet

                           As Of December 31, 2004




           ASSETS

Total Assets                                          $         0
                                                         ========


           SHAREHOLDERS' EQUITY

Shareholders' equity:
 Common Stock, $.00002 par value;
  authorized 50,000,000 Class A Common
  Shares, 150,000,000 ordinary common
  shares; issued and outstanding-
  ordinary common shares, 2,000,000                   $        40

 Additional paid-in capital                               123,485

 Preferred stock, $1,000 par value; 12%
  redeemable and convertible, 1,000,000
  shares authorized; no shares issued
  and outstanding                                               0

 (Deficit) accumulated during the
  development stage                                      (123,485)
                                                         --------
Total Shareholders' Equity                            $         0
                                                         ========